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                                                                     EXHIBIT 2.8


                                    TERM NOTE


$10,350,000                                                    November 30, 1999


         Xeta Corporation, an Oklahoma corporation (the "Borrower"), promises to pay to the order of Mercantile Bank, N.A. (the "Lender") the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.1.2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Oklahoma, N.A., Tulsa, Oklahoma, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The undersigned shall pay the principal of and accrued and unpaid interest on the Term Loan in full on the Term Loan Facility Maturity Date and prior to maturity shall make such payments, including mandatory prepayments, as are required to be made under the terms of
Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Term Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Term Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 30, 1999 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, Oklahoma, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                                 XETA CORPORATION,
                                                 an Oklahoma corporation

                                                 By: /s/ ROBERT B. WAGNER
                                                     ---------------------------
                                                 Print Name: Robert B. Wagner
                                                             -------------------
                                                 Title: VP Finance
                                                        ------------------------

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                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          TERM NOTE OF XETA CORPORATION
                             DATED NOVEMBER 30, 1999



                             Principal                 Maturity                    Principal
                             Amount of                of Interest                   Amount               Unpaid
         Date                  Loan                     Period                       Paid                Balance
         ----                ---------                -----------                  ---------             -------


